Exhibit 10.47

TRANSITION SUPPLY
AGREEMENT

This Transition Supply Agreement (this “Agreement”) is dated as of May 30, 2014 (the “Effective Date”), by and between GENZYME CORPORATION, a Massachusetts corporation (“GENZYME”), and AASTROM BIOSCIENCES, INC., a Michigan corporation (“AASTROM”).  Genzyme and Aastrom are referred to in this Agreement each as a “Party” and collectively as the “Parties.”

PREAMBLE AND BACKGROUND

Sanofi, a French Société Anonyme (“Sanofi”), as the seller, and AASTROM, as the buyer, have entered into an Asset Purchase Agreement on April 19, 2014 (the “APA”), whereby AASTROM has purchased from Sanofi substantially all of the assets constituting the Business (as such term is defined in the APA) under the terms and conditions set forth in the APA; and

Pursuant to the APA, the Sanofi and AASTROM have agreed to enter into a certain number of transitional agreements, including this Agreement, whereby Sanofi, either directly, through one of its Affiliates, or through a third party shall provide to AASTROM, for a limited period of time from the Closing Date (as such term is defined in the APA), certain raw materials necessary for the Business as such raw materials that are listed in Exhibit 1 (hereafter, such raw materials manufactured by GENZYME, the “Genzyme Raw Materials”, such raw materials manufactured by third parties, the “Third Party Raw Materials” and, collectively, the “Raw Materials”).

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the APA.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE  1 - SCOPE OF THE AGREEMENT

For the duration of the Agreement, GENZYME undertakes to supply AASTROM with the Raw Materials as so requested by AASTROM and AASTROM undertakes to purchase from GENZYME its requirements of Raw Materials as determined in AASTROM’S sole discretion, subject to the terms and conditions herein set forth.

ARTICLE  2 - SUPPLY

The Genzyme Raw Materials delivered hereunder shall be manufactured in accordance with the applicable current Guidelines of Good Manufacturing Practices for Drugs (“cGMP”) and other applicable health authority regulations for therapeutic products as applicable to the Genzyme

Raw Materials.  At the time of delivery to AASTROM by Genzyme, the Genzyme Raw Materials shall have a shelf life of at least the time period specified for such Raw Material on Exhibit 1.

ARTICLE  3 - FORECASTS - ORDERS

3.1                     Forecasts

In order to enable GENZYME to regularly supply AASTROM with Raw Materials, AASTROM shall, before the fifth (5th) day of each month, provide GENZYME with a rolling forecast of its needs of Raw Materials for the following six (6) months, or until the end of the Term (defined below), broken down by calendar month. The first three (3) months of the forecast shall be binding.

3.2                     Orders of Genzyme Raw Materials

AASTROM will order Genzyme Raw Materials directly from GENZYME. AASTROM will order such quantities of Genzyme Raw Materials to be supplied by GENZYME no less than three (3) months before the delivery date specified by AASTROM if such quantities are included in the rolling forecast.

3.3                     Orders of Third Party Raw Materials

To the extent permitted under GENZYME’s agreements with the third party manufacturers, AASTROM will order Third Party Raw Materials directly from such third party, with such orders to be delivered to the GENZYME warehouse facility.  Upon delivery, GENZYME will record the receipt of such orders via the MFGPro platform.  Upon recording the receipt of such orders, AASTROM will have forty-five (45) business days to inspect the Third Party Raw Materials, pursuant to Section 5.2.1.  Unless the Third Party Raw Materials are rejected pursuant to Secion 5.2.1, GENZYME will warehouse the Third Party Raw Materials and will fill AASTROM’s orders of Third Party Raw Materials upon request for delivery, pursuant to Section 3.4.  Upon delivery of the Third Party Raw Materials to AASTROM, AASTROM will perform a further inspection of the Third Party Raw Materials pursuant to Section 5.2.2. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall require GENZYME to take any actions that would reasonably be expected to result in a breach of any of its existing third party agreements.

3.4                     General Provisions

GENZYME will supply the quantities ordered by AASTROM for a given calendar month, provided that such orders do not exceed the forecast quantities for such calendar month, in which case GENZYME will use commercially reasonable efforts to meet AASTROM’s needs within a practical time. Notwithstanding the foregoing, it is understood that GENZYME shall not be obliged to deliver any quantities of Raw Materials in excess of the forecast quantities.

Under no circumstances shall GENZYME be obliged to accept any orders in quantities smaller than the minimum order size as reflected in Exhibit 1, or to deliver Raw Materials pursuant to such orders that are smaller than the minimum order size as reflected in Exhibit 1.

Within fifteen (15) working days of receipt of AASTROM’s orders of Genzyme Raw Materials pursuant to Section 3.2, or AASTROM’s requests for delivery of Third Party Raw Materials pursuant to Section 3.3, GENZYME will acknowledge receipt of each order and either accept such order by confirming that it will deliver the order on the delivery date requested by AASTROM or propose another reasonable delivery date to AASTROM.  If AASTROM confirms that such revised delivery date is acceptable to it within five (5) working days of GENZYME’s proposal, such order will be deemed accepted for such confirmed delivery date.

If GENZYME is unable to supply Raw Materials to AASTROM in accordance with the quantity or the delivery date specified in any accepted order, GENZYME shall inform AASTROM immediately and the Parties shall agree on an appropriate delivery date and/or other appropriate measures.  In the event AASTROM obtains Raw Materials from another source due to a delay exceeding three (3) months, then any raw materials obtained will reduce the binding portion of the forecast accordingly.  To the extent such delay is caused exclusively by GENZYME, GENZYME  will reimburse AASTROM for all fully documented direct costs and expenses incurred byAASTROM in manufacturing or purchasing replacement Raw Materials that were subject to the purchase order.

ARTICLE  4 - STORAGE

GENZYME shall maintain all stocks of Raw Materials in accordance with cGMP until delivery of such Raw Materials to AASTROM in accordance with this Agreement.

ARTICLE  5 - QUALITY — CONTROL

5.1                     Genzyme Raw Materials

5.1.1                                The Genzyme Raw Materials delivered by GENZYME hereunder shall be in conformance with the specifications, as specified in Exhibit 1 (hereinafter referred to as the “SPECIFICATIONS”) at the time of delivery. Each delivery of Genzyme Raw Materials by GENZYME shall be accompanied by a certificate of analysis issued by GENZYME showing the conformity of the delivered batch of Genzyme Raw Materials with the SPECIFICATIONS. Such certificate of analysis shall conform with and be signed in accordance with cGMP and the other applicable regulatory requirements.

5.1.2                                AASTROM or its designee shall immediately, upon a shipment’s arrival on its site, carefully inspect such shipment of Genzyme Raw Materials for transport damages, losses and shortfalls. AASTROM shall notify the carrier of any apparent defects, including damaged containers or missing packages of Genzyme Raw Materials, within ten business days of arrival of the shipment and the freight documents at AASTROM or its designee’s site and, where possible, obtain the countersignature of the carrier’s representative. Failure of AASTROM or its designee to notify the carrier of such apparent defects within such period shall excuse GENZYME from any liability with respect to such defects.

5.1.3                                AASTROM undertakes to check GENZYME’s certificates of analysis for the Genzyme Raw Materials against the SPECIFICATIONS and will test any shipment of Genzyme Raw Materials for identity and compliance with the SPECIFICATIONS.

In the event that any shipment of Genzyme Raw Materials fails to conform with the SPECIFICATIONS, AASTROM shall notify GENZYME thereof within forty-five (45) days of the delivery of Genzyme Raw Materials to AASTROM.

If so requested by GENZYME, AASTROM shall send to GENZYME a sample of the rejected shipment.

At GENZYME’s discretion, the batches of Genzyme Raw Materials which do not conform with the SPECIFICATIONS shall either be returned to GENZYME, with freight and insurance charges to be borne by GENZYME, or destroyed by AASTROM, at GENZYME’s expense. In such latter case, AASTROM shall give GENZYME evidence of such destruction.

GENZYME’s sole obligation and AASTROM’s sole and exclusive remedy with respect to such non-conforming Genzyme Raw Materials shall be for GENZYME to replace such Genzyme Raw Materials at no charge to AASTROM as soon as reasonably possible.

5.1.4                                Failure of AASTROM to mail notice of rejection within thirty (30) days of the delivery of Genzyme Raw Materials to AASTROM or its designee, as applicable, shall constitute an irrevocable acceptance of such Raw Materials.  Notwithstanding anything to the contrary in this Agreement, if defect in the Genzyme Raw Materials could not reasonably be discovered within such thirty (30) day period outlined above (a “Latent Defect”), then AASTROM shall have the right to reject such Genzyme Raw Materials within five (5) calendar days after discovering such Latent Defect, but in any event no later than the shorter of (i) two (2) months from the delivery date of such Genzyme Raw Materials, or (ii) the shelf life of such Genzyme Raw Materials as listed on Exhibit 1.

Any dispute between the Parties regarding the conformity or non-conformity of the Genzyme Raw Materials to the SPECIFICATIONS shall be submitted to an independent laboratory, to be agreed upon by the Parties.

Should the Parties fail to agree on the designation of the independent laboratory within thirty (30) working days of the date that such dispute arises, either Party may seek redress in a court of competent jurisdiction in accordance with the provisions of Article 13.

The decision of such independent laboratory shall be binding on both parties.  Any costs or expenses incurred in connection with the dispute resolution by such independent laboratory shall be borne by the non-prevailing Party.

5.1.5                                GENZYME makes no warranty of any kind, express or implied, except that the Genzyme Raw Materials sold to AASTROM shall have been manufactured in accordance with Article 2 and shall, upon delivery to AASTROM, conform to the SPECIFICATIONS.

5.2                     Third Party Raw Materials

5.2.1                               In accordance with Section 3.3, upon arrival of a delivery of Third Party Raw Materials at the GENZYME warehouse facility, AASTROM shall be responsible for inspection of such Third Party Raw Materials, including checking any third party manufacturer certificates of analysis against the relevant third party manufacturer specifications or testing any shipment of Third Party Raw Materials for identity and compliance with such specifications. To the extent the Third Party Raw Materials do not conform with the relevant third party manufacturer specifications, the Parties shall cooperate to cause such non-conforming Third Party Materials to be returned to the third party manufacturer according to the procedures prescribed by the underlying agreements with such third party manufacturer.

GENZYME’s sole obligation and AASTROM’s sole and exclusive remedy with respect to such non-conforming Third Party Raw Materials shall be for GENZYME to cooperate with AASTROM to seek replacement pursuant to the underlying agreements with such third party manufacturers.

5.2.2                               Upon final delivery of Third Party Raw Materials from the GENZYME warehouse facility to AASTROM in accordance with Section 3.3, AASTROM or its designee shall immediately inspect such shipment of Third Party Raw Materials for transport damages, losses and shortfalls. AASTROM shall notify the carrier of any apparent defects, including damaged containers or missing packages of Third Party Raw Materials (but excluding defects governed by Section 5.2.1), within ten business days of arrival of the shipment and the freight documents at AASTROM or its designee’s site and, where possible, obtain the countersignature of the carrier’s representative. Failure of AASTROM or its designee to notify the carrier of such apparent defects within such period shall excuse GENZYME from any liability with respect to such defects.

GENZYME’s sole obligation and AASTROM’s sole and exclusive remedy with respect to such defective Third Party Raw Materials, where said defects were caused by GENZYME, shall be for GENZYME to replace such Third Party Raw Materials at no charge to AASTROM.

5.2.3                               All Third Party Raw Materials supplied by GENZYME to AASTROM pursuant to this Agreement are provided on an “as-is” basis at the sole risk of AASTROM, and GENZYME makes no warranties, express or implied, with respect to any Third Party Raw Materials.  Notwithstanding the foregoing, Genzyme will make commercially reasonable efforts to ensure that any express or implied warranties running from any third party manufacturer of Third Party Raw Materials to GENZYME shall also run to the benefit of AASTROM, and such warranties, if any, shall be the sole warranties arising from the supply by GENZYME of Third Party Raw Materials to AASTROM under this Agreement..

5.3                     General Provisions

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5.5, GENZYME MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE RAW MATERIALS OR ANY PHARMACEUTICAL PRODUCTS PRODUCED FROM OR CONTAINING THE RAW MATERIALS AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT.

ARTICLE  6 - REGULATORY

6.1                     GENZYME shall diligently, at its cost, compile, submit and, at all times during the term of this Agreement, maintain all regulatory filings for the Genzyme Raw Materials in accordance with the standards required by the applicable regulatory authority in the United States.

6.2                    GENZYME shall, at its cost, maintain all governmental, regulatory and other licences, consents, approvals and authorisations necessary to ensure the supply, without break in continuity, of Genzyme Raw Materials to AASTROM during the term of this Agreement.

6.3                     GENZYME shall provide access at all times to applicable regulatory authorities and co-operate fully with such authorities with respect to any matter involving the Genzyme Raw Materials supplied to AASTROM, or with respect to the warehousing and storage of the Third Party Raw Materials supplied to AASTROM.

AASTROM will be allowed, at any time during the term of the Agreement, to carry out reasonable quality assurance audits of the premises and facilities where the Genzyme Raw Materials are manufactured by GENZYME or any of its Affiliates and to inspect any documentation relating to the quality of the Genzyme Raw Materials, during working hours and with reasonable prior notice to GENZYME.

Where any audit or inspection by the regulatory authorities or representatives of AASTROM  identifies any issues that may affect the quality of the Genzyme Raw Materials, such as non-compliance with the applicable cGMP or other legal or regulatory requirements, such issues shall be resolved in accordance with the governance and dispute resolution provisions of Article 3 of the Transition Services Agreement.

6.4                     GENZYME shall retain all manufacturing records relating to Genzyme Raw Materials purchased by AASTROM, and retention samples of all Genzyme Raw Materials purchased by AASTROM, for a period of not less than six (6) years.

6.5                     GENZYME shall retain exclusive responsibility for all decisions and actions with respect to any complaint, recall, market withdrawal or other corrective action with respect to any products created from or incorporating the Raw Materials until the transfer to AASTROM of the licenses with respect to such products, at which point all such responsibility will transfer to AASTROM.

ARTICLE  7 - PRICES - TERMS OF PAYMENT AND DELIVERY

7.1                     The purchase price for Raw Materials shall be: (i) with respect to Third Party Raw Materials, GENZYME’s cost of procuring the Third Party Raw Materials plus five percent (the “Third Party Payment Amount”), and (ii) with respect to Genzyme Raw Materials, GENZYME’s cost of producing the Genzyme Raw Materials as set forth on Exhibit 1 plus five percent (the “Genzyme Payment Amount”).

Title to a given shipment of Raw Materials shall pass to AASTROM upon full payment of the Third Party Payment Amount or the Genzyme Payment Amount, as applicable, for such shipment.

Notwithstanding the retention of title, transfer of risk with respect to a given shipment of the Raw Materials shall occur upon delivery of such shipment to AASTROM or its designee’s site.

7.2                     GENZYME shall invoice AASTROM upon delivery of the Raw Materials. Payment shall be due and payable by bank transfer in USD (US Dollars) within thirty (30) days from the date of invoice.

In the absence of the express written consent of GENZYME, failure to pay all or any part of an invoice when due will, without notice and without prejudice to other remedies, automatically give rise to interest for late payment (which may be increased by VAT) which rate shall be equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by applicable law. Interest shall accrue starting from the initial payment due date until the date of full payment of the applicable invoice.

ARTICLE  8 - LIABILITY - INSURANCE - INDEMNITY

8.1                     AASTROM shall assume, upon delivery of any shipment of Raw Materials according to Section 7.1, all risks and liabilities resulting from the storage or any subsequent uses of such shipment of Raw Materials, including in combination with other components, provided that, with respect to Genzyme Raw Materials, at the time of delivery such Genzyme Raw Materials are in compliance with the SPECIFICATIONS and otherwise in accordance with the provisions of this Agreement.  GENZYME shall not be responsible for non-conforming Third Party Raw Materials, unless such Third Party Raw Materials are damaged while in GENZYME’s possession.

8.2                                       TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, AND EXCEPT FOR CLAIMS PURSUANT TO SECTIONS 8.5, 8.6 AND 8.7 AND IN CIRCUMSTANCES WHERE AWARDED TO A THIRD PARTY, (A) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS OR OTHER SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, ARISING FROM THE PERFORMANCE OF, OR RELATING TO, THIS AGREEMENT REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF, OR THE FORESEEABILITY OF, SUCH DAMAGES; AND (B) EACH PARTY’S LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR NEGOTIATION HEREOF WILL NOT EXCEED THE AMOUNT OF THE INVOICE FOR THE SHIPMENT OF RAW MATERIALS WITH RESPECT TO WHICH SUCH LOSSES, DAMAGES, LIABILITIES OR EXPENSES AROSE.

8.3                     Each Party shall take all necessary steps, at its own cost and its own behalf to properly insure, with a reputable insurance company as far as reasonably possible, its entire legal liability resulting from its activity performed pursuant to this Agreement.

8.4                     Each Party shall promptly inform the other Party of any significant claims or threatened claims in connection with the Raw Materials and shall consult with the other Party with respect to such claims or threatened claims.

8.5                     AASTROM will indemnify, defend and hold harmless GENZYME and its officers, directors, agents, employees and Affiliates, from and against any and all Damages,

including reasonable attorneys’ fees (collectively, “Losses”) arising out of, relating to or resulting from (a) AASTROM’s material breach of this Agreement, (b) AASTROM’s gross negligence or willful misconduct in connection with its receipt of Raw Materials pursuant to this Agreement or (c) AASTROM’s use or GENZYME’s provision of Raw Materials supplied pursuant to this Agreement, except for those Losses for which GENZYME is obligated to indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates pursuant to Section 8.6.

8.6                     GENZYME will indemnify, defend and hold harmless AASTROM and its officers, directors, agents, employees and Affiliates from and against any and all Losses arising out of, relating to or resulting from (a) GENZYME’s material breach of this Agreement or (b) GENZYME’s gross negligence or willful misconduct in the provision of Genzyme Raw Materials pursuant to this Agreement.

8.7                     An indemnifying Party’s indemnification obligations hereunder will be conditioned upon (a) the indemnified Party providing the indemnifying Party with written notice describing such indemnification claim (“Claim”) in reasonable detail in light of the circumstances then known and then providing the indemnifying Party with further notices to keep it reasonably informed with respect thereto; provided however, that failure of the indemnified Party to provide such notice or keep the indemnifying Party reasonably informed as provided herein will not relieve the indemnifying Party of its obligations hereunder except to the extent, if any, that the indemnified Party is materially prejudiced thereby, (b) the indemnifying Party being entitled to participate in such Claim and assume the defense thereof with counsel reasonably satisfactory to the indemnified Party, at the indemnifying Party’s sole expense, and (c) the indemnified Party reasonably cooperating with the indemnifying Party, at the indemnifying Party’s sole cost and expense, in the defense of any Claim. The indemnifying Party will not accept any settlement that places restrictions on any indemnified Party or requires any payment by any indemnified Party and, further, will not accept any settlement unless the settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a full and unconditional release of the indemnified Parties, from all liability with respect to the matters that are subject to such Claim, without the indemnified Party’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. The indemnified Party may participate in the defense of any claim with counsel reasonably acceptable to the indemnifying Party, at the indemnified Party’s own expense.

8.8                     With the exception of any claims of fraud which are proven and upon which a judgment entered in the involved proceeding will be expressly based, the Parties acknowledge and agree that the provisions of Sections 8.5, 8.6 and 8.7 will be the exclusive remedy for all claims relating to this Agreement, including the negotiation or performance hereof.

ARTICLE  9 — CONFIDENTIALITY AND INTELLECTUAL PROPERTY

9.1                     The Parties may from time to time disclose to each other Confidential Information (as defined in the APA).  For avoidance of doubt, the Specifications and batch records, orders and purchasing terms of Aastrom shall be deemed the Confidential Information of Aastrom. Each Party and its Affiliates, shall not disclose such information to third Persons and shall not use such information for purposes other than the purposes expressly set forth in this Agreement, without the prior written consent of the other

Party. Each Party may disclose such information on a strict need-to-know basis only to Persons directly engaged with such Party’s activities under this Agreement (including any Party’s Affiliates and their employees), and shall ensure that such Persons are bound by confidentiality obligations equivalent to those set forth in this Agreement. The obligation of confidentiality set forth in this Section 9.1 shall apply during the term of the Agreement and ten (10) years after its termination or expiration.

9.2                   The foregoing obligations shall not apply, however, to any part of such information received, which:

a.
can be shown by written documentation to have been known to the receiving Party and/or any of its Affiliates prior to disclosure by the disclosing Party, other than such Confidential Information in the possession of Sanofi, GENZYME and their respective Affiliates due to its previous ownership of the Business and/or the Transferred Assets; or

b.	was known to the public or generally available to the public prior to the date of the disclosure to the receiving Party by the disclosing Party; or

c.               enters the public domain by publication or otherwise through no breach of this Agreement; or

d.
can be shown by written documentation to have been made known to the receiving Party and/or any of its Affiliates without breach of any obligation of confidentiality by a third party having the bona fide right to disclose or make available such information.

9.3                   Each Party may disclose the confidential information if such disclosure is required by applicable law, regulation or legal process, provided that prior notification of such disclosure is given to to the other Party. In such case, the receiving Party shall promptly notify the other Party in writing and, upon such Party’s request (and at the disclosing Party’s cost), the receiving Party will reasonably cooperate with the other Party in taking all lawful action (at such other Party’s cost) against such compelled disclosure or necessary to comply with such compelled disclosure, as applicable, provided always that any disclosure shall be only to the extent required.

9.4                    If GENZYME becomes aware of any infringement of AASTROM’s intellectual or industrial property rights related to the Raw Materials by third parties, GENZYME shall immediately notify AASTROM thereof in writing. If reasonably requested by AASTROM, GENZYME will assist or join AASTROM, at AASTROM’s expense, in taking such steps as AASTROM and/or its counsel may deem advisable for the protection of AASTROM’s rights. The commencement, strategies, termination and settlement of any action relating to the validity or infringement of such property rights shall be decided by AASTROM in its sole discretion. Any such proceedings shall be at the expense of AASTROM and any recoveries shall be for the benefit of AASTROM. Nothing herein, however, shall be deemed to require AASTROM to enforce its property rights against others or to allow AASTROM or require GENZYME to compromise or prejudice any intellectual or industrial property rights belonging to GENZYME or licensed to GENZYME by any third party.

9.5                     AASTROM and/or its Affiliates, as the case may be, retain all rights, title and interest in and to the technical information and any other industrial and/or intellectual property rights related to the Raw Materials.

ARTICLE  10 - FORCE MAJEURE

10.1
Each Party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations of AASTROM to make payments to GENZYME for shipments of Raw Materials, if such failure or delay is caused by any act of God, any accident, explosion, fire, act of terrorism, storm, earthquake, flood, failure of common carrier, failure of third party manufacturer, strike, work stoppage, shortage of any raw materials or any components or any other circumstance or event outside of such Party’s reasonable control (a “Force Majeure”).

10.2	The Party asserting Force Majeure shall promptly notify the other Party of the event constituting Force Majeure and of all relevant details, and shall furnish appropriate evidence of the occurrence.

10.3	Thereafter, the Parties shall consult with each other in order to find a fair solution and shall use commercially reasonable efforts to minimise the consequences of such Force Majeure.

10.4
Notwithstanding anything to the contrary, either Party shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to the other Party if the inability of such other Party to fulfil its obligations due to Force Majeure exceeds a three (3)-month period.

10.5
If the Parties are unable to agree that an event of Force Majeure has occurred, the matter shall be settled in accordance with the dispute resolution provisions set forth in Article 14 of this Agreement.

ARTICLE  11 - TERM AND TERMINATION

11.1	This Agreement and all of its terms and conditions shall become effective as of the Effective Date and shall remain in full force for a maximum period of twelve (12) months (the “Term”).

11.2	Either Party may terminate this Agreement at any time during the Term, effective immediately, upon written notice to the other Party:

(i)                         if the other Party commits a breach under this Agreement and fails, within thirty (30) days of receipt of written notice of such breach (or ten (10) days in the event of a payment breach), (x) to remedy the same (if capable of remedy) or (y) if the breach is one which requires more than thirty (30) days to cure, to commence without delay and diligently pursue the remedy within such time;

(ii)                      if the other Party goes into bankruptcy or insolvency or is liquidated (other than for the purposes of a bona fide corporate reorganization or amalgamation); or

(iii)                   in the cases expressly provided for in Section 10.4.

11.3            GENZYME shall be entitled to terminate the Agreement immediately (i) with respect to any Third Party Raw Materials, in the event that the third party agreements governing the supply of those materials are terminated; provided that GENZYME shall have informed AASTROM in advance with respect to the proposed termination of such third party agreements, or (ii) in the event of a breach by AASTROM of the terms of Section 12.2 (Anti-Bribery), without payment of any compensation or other damages to AASTROM arising out of such termination (regardless of any activities or agreements with any third parties entered into by AASTROM prior to the termination of this Agreement) by giving notice in writing to AASTROM.  GENZYME will not be liable for, nor make any payment to AASTROM in respect of, any direct economic loss or other loss of turnover, profits, business or goodwill or any special, indirect or consequential losses suffered by AASTROM as a result of such termination.  The right to terminate this Agreement under this Clause 11.3 will be without prejudice to any other right or remedy of GENZYME which may have accrued up to the date of termination.  AASTROM shall be entitled to terminate the Agreement immediately in the event of a breach by GENZYME of the terms of Section 12.2 (Anti-Bribery), without payment of any compensation or other damages to GENZYME arising out of such termination (regardless of any activities or agreements with any third parties entered into by GENZYME prior to the termination of this Agreement) by giving notice in writing to GENZYME.  AASTROM will not be liable for, nor make any payment to GENZYME in respect of, any direct economic loss or other loss of turnover, profits, business or goodwill or any special, indirect or consequential losses suffered by GENZYME as a result of such termination.  The right to terminate this Agreement under this Clause 11.3 will be without prejudice to any other right or remedy of AASTROM which may have accrued up to the date of termination.  AASTROM may terminate this Agreement in its entirety, without charge or penalty upon written notice to GENZYME; provided that AASTROM shall remain liable for any undelivered Raw Materials specified in the then-current binding purchase orders for Raw Materials.

11.4
The termination of this Agreement for whatever cause shall neither affect any of the rights or obligations of either Party which have accrued through the effective date of such termination, nor affect any rights or obligations of either Party under this Agreement that are intended by the Parties to survive such expiration or termination.

11.5
The termination of this Agreement for whatever cause shall not excuse AASTROM from the payment to GENZYME of any amounts due for shipments of Raw Materials already delivered or from the reimbursement of GENZYME for any non-cancellable costs incurred in connection with the manufacture or sourcing of the Raw Materials through the effective date of such termination.

11.6	Any provision which by its nature should survive, including the provisions of Section 11.7, Article 7, Article 8, and Article 12, will survive the expiration or termination of this Agreement.

11.7
Upon any expiration or termination of this Agreement in whole or in part and for any reason (a) each Party will use commercially reasonable efforts to cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s business and (b) each Party will promptly return to the other Party or destroy any and all confidential information or other proprietary information of such other Party in its or its Affiliates’ possession upon expiration or termination of this Agreement.

ARTICLE  12 - MISCELLANEOUS

12.1     Hardship

Should any unforeseen event, while not preventing either Party from performing any of its obligations hereunder, cause either Party inequitable hardship with respect to the performance of such obligations, and the Party can demonstrate this by competent proof, then both Parties shall negotiate in good faith an equitable way to adapt this Agreement to the new circumstances.

12.2	Anti-Bribery

Each Party warrants, represents and undertakes that (a) it will comply with the requirements of all applicable anti-bribery legislation, both national and foreign, including but not limited to the OECD Convention dated 17th December 1997 on combating bribery of public officials in international business, and (b) it has not and will not make, promise or offer to make any payment or transfer anything of value (directly or indirectly) to (i) any individual, (ii) corporation, (iii) association, (iv) partnership or (v) public body (including but not limited to any officer or employee of any of the foregoing) who, acting in their official capacity or of their own accord, are in a position to influence, secure or retain any business for (and/or provide any financial or other advantage to) the other Party by improperly performing a function of a public nature or a business activity with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or retaining business.

Each Party will immediately notify the other Party if, at any time during the term of this Agreement, its circumstances, knowledge or awareness change such that it would not be able to repeat the warranties set forth above at such time.

Each Party undertakes throughout the term of this Agreement to keep detailed and up-to-date books of account and records of all acts by it in relation to this Agreement for a minimum period of seven (7) years and, at the other Party’s request, to make them available for inspection.  Without prejudice to the generality of the foregoing, this obligation will extend to records of all payments made by AASTROM in connection with this Agreement.  Each Party will ensure that such books of account and records are sufficient to enable the other Party to verify compliance with this Section 12.2.

12.3     Records

GENZYME shall maintain accurate records arising from or related to any Raw Materials supplied hereunder, including accounting records and documentation produced in connection with the supply of any Raw Materials, substantially consistent with GENZYME’s past practices for similar supply of materials for its own account.

12.4     Inspection Rights

During the Term and for ninety (90) days thereafter, GENZYME shall, upon reasonable prior written notice from AASTROM, permit AASTROM, or its designated representatives, to inspect and audit GENZYME’s records relating to the supply of Raw Materials during regular business hours, with the right to make any copies, for the sole purpose of verifying the amount charged by GENZYME for the Raw Materials; provided, that AASTROM shall comply with GENZYME’s reasonable security and safety procedures as such procedures are communicated to AASTROM.

12.5     Interpretation

Except as otherwise explicitly specified to the contrary, (a) references to a section, exhibit or schedule means a section of, or schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (f) unless otherwise specified “$” is in reference to United States dollars, and (g) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

12.6     Severability

Any provision of this Agreement which is held to be invalid and unenforceable in any jurisdiction shall be ineffective as to such jurisdiction, without invalidating the remaining provisions hereof or affecting the validity or enforcement of such provision in other jurisdictions, and this Agreement will continue in full force and effect without said provision; provided, however, that if the economic terms of this Agreement are materially altered by such invalidity for one of the Parties, the Parties shall negotiate to modify such invalid clause in such a way as to preserve the financial equilibrium contemplated at the signature of this Agreement.

12.7     Assignment, Sub-contracting and Licensees

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, provided, however, that no Party may assign any right or obligation hereunder, in whole or in part, without the prior written consent of the other Party, which consent may not be unreasonably withheld, provided that GENZYME is entitled to assign any of its rights and/or obligations hereunder to any of its Affiliates, whether presently existing or to be created or acquired in the future, without the prior written approval of AASTROM.

AASTROM acknowledges that GENZYME may use contractors and third parties to manufacture Third Party Raw Materials and supply Third Party Raw Materials to AASTROM under this Agreement.  Subject to the provisions of Section 5.5, GENZYME shall have no liability to AASTROM for any acts or omissions of such contractors or third parties.

12.8     Notice

Any notice required or permitted to be given hereunder must be provided in writing and (a) delivered in person or by express delivery or courier service, (b) sent by facsimile, or (c) deposited in the mail registered or certified first class, postage prepaid and return receipt requested (provided that any notice given pursuant to subsection (b) of this Section 12.8 is also confirmed by the means described in subsections (a) or (c) of this Section 12.8) to such address or facsimile of the Party set forth in this Section 12.8 or to such other place or places as such Party from time to time may designate in writing in compliance with the terms of this Section 12.8. Each notice will be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by express delivery or courier service, one Business Day after being sent, or if mailed, five Business Days after the date of deposit in the mail. A notice of change of address or facsimile number will be effective only when done in accordance with this Section 12.8.

(i)	To AASTROM at:

Aastrom Biosciences, Inc.
Domino’s Farms, Lobby K
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105

Attention: Nick Colangelo
Fax: +1-734-665-0485
Phone: +1-734-418-4400

With a copy to:

Goodwin Procter LLP
53 State Street
Exchange Place
Boston, MA 02109

Attention:	Mitchell S. Bloom, Esq.
Danielle Lauzon, Esq.
Fax: +1-617-523-1231
Phone: +1-617-570-1000

(ii)	To GENZYME at:

Genzyme Corporation
55 Cambridge Parkway
Cambridge, MA 02142

Attention: Head of Biosurgery Global GSU
Fax: +1-617-761-8918

With a copy to:

Sanofi
54, rue la Boétie
75008 Paris, France

Attention: General Counsel

Fax: +33-1-5377-4303

And

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-0566

Attention: Christopher Comeau
Fax: +1-617-235-0566

12.9     Independent Contractors

The Parties to this Agreement are and will remain independent contractors and neither Party is an employee, agent, partner, franchisee or joint venturer of or with the other. Each Party will be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its employees. Neither Party will hold itself out as an agent of the other and neither Party will have the authority to bind the other.

12.10  Entire Agreement

This Agreement together with the Asset Purchase Agreement and the other Ancillary Agreements, constitutes the entire agreement between and among the Parties with regard to the subject matter of this Agreement, and supersedes all prior agreements and understandings with regard to such subject matter. Except for the Confidentiality Agreement, there are now no agreements, representations or warranties between or among the Parties other than those set forth in this Agreement or the Ancillary Agreements.

The provisions of this Agreement shall prevail over any conflicting or inconsistent terms or conditions contained in any invoices, purchase orders or other documents submitted by either Party to the other Party.

12.11       Amendment, Waivers and Consents

This Agreement may not be changed or modified, in whole or in part, except by supplemental agreement or amendment signed by the Parties. Any Party may waive compliance by any other Party with any of the covenants or conditions of this Agreement, but no waiver will be binding unless executed in writing by the Party making the waiver. No waiver of any provision of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. Any consent under this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing.

12.12       Rules of Construction

The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because all Parties participated in negotiating and drafting this Agreement, no rule of construction will apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement.

12.13       Rights of Parties

Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties to it and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any Third Party to any Party, nor will any provision give any Third Party any right of subrogation or action over or against any Party.

12.14       Counterparts

This Agreement may be signed in any number of counterparts, including by facsimile copies or by electronic scan copies delivered by email, each of which will be deemed an original, with the same effect as if the signatures were upon the same instrument.

ARTICLE  13 — GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

13.1
This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

13.2
Any judicial proceeding brought against any Party or any dispute arising out of this Agreement or related to this Agreement, or the negotiation or performance hereof, must be brought in the courts of the State of New York, or in the U.S. District Court for the State of New York, and, by execution and delivery of this Agreement, each of the Parties accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement and waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction. The consents to jurisdiction in this Section 13.2 will not constitute general consents to service of process in the State of New York for any purpose except as provided in this Section 13.2 and will not be deemed to confer rights on any Person other than the Parties. Service of any process, summons, notice or document by U.S. mail to a Party’s address for notice provided in or in accordance with Section 12.8 will be effective service of process for any action, suit or proceeding in the State of New York with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 13.2

13.3
TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS

AGREEMENT AND SUCH PROCEEDINGS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(The remainder of this page has been intentionally left blank.)

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereto duly authorized as of the day and year first above written.

GENZYME	By:	/s/ Jerome Delpech
Name: Jerome Delpech
Title: Attorney-in-Fact

AASTROM	By:	/s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: President and CEO

Signature Page to Transition Supply Agreement

FIRST AMENDMENT TO TRANSITION SUPPLY AGREEMENT

This First Amendment (the “First Amendment”), effective as of the date last signed by both parties (the “First Amendment Effective Date”) is by and between Genzyme Corporation, a Massachusetts corporation (“Genzyme”), and Vericel Corporation, formerly known as Aastrom Biosciences Inc., a Michigan corporation (“Vericel”), (collectively, the “Parties”).

WHEREAS, effective as of May 30, 2014, Genzyme and Vericel entered into that certain Transition Supply Agreement (the “Agreement”) which described transition Raw Materials supply services that Genzyme agreed to provide to Vericel in support of the sale of three (3) products (Carticel®, Epicel® and Matrix Applied Characterized Autologous Cultured Chondrocytes [MACI®]) (the “Products”, or individually, a “Product”)) to Vericel (the terms of the sale are memorialized in a separate Asset Purchase Agreement) dated April 19, 2015, between Vericel and Genzyme’s Affiliate, Sanofi, a French Société Anonyme (the “Asset Purchase Agreement” or “APA”);

WHEREAS, the Agreement expiration date is May 29, 2015;

WHEREAS, Vericel requires additional supply support from Genzyme related to the supply of 3T3 cells, as further set forth in the Agreement;

WHEREAS, Genzyme has agreed to continue to supply Genzyme Raw Materials 3T3 cells, subject to the terms and conditions of the Agreement for a limited period of time;

WHEREAS, Vericel requires additional vial washing services from Genzyme for the Carticel Product, such services previously subject to the terms and conditions of the Transition Services Agreement between the Parties effective May 30, 2014 (“Transition Services Agreement”), an Ancillary Agreement to the Asset Purchase Agreement; and

WHEREAS, Genzyme has agreed to continue to allow Vericel to access Genzyme’s facility to wash vials, subject to the terms and conditions of this Agreement for a limited period of time;

NOW, THEREFORE, in consideration of the above-recitals, the mutual benefits to be derived by the parties, and other good and valuable consideration, the receipt and satisfaction of which are acknowledged, Genzyme and Vericel agree to amend the Agreement as follows:

1.	All capitalized terms not defined herein shall have the same meaning as set forth in the Agreement, or, as further directed by the Agreement, as set forth in the Asset Purchase Agreement.

2.	All references to Aastrom Biosciences Inc. are hereby deleted from the Agreement and Vericel Corporation is substituted in its place.

3.
The Parties hereby agree that supply services provided after May 29, 2015, but before the First Amendment First Amendment Effective Date are subject to, and construed to be provided in compliance with, the Agreement.

4.
The Parties hereby agree that during the remaining Term of the Agreement, Genzyme has no obligation to supply Vericel with (a) Third Party Raw Materials, or (b) Genzyme Raw Materials other than the 3t3 cells outlined in Exhibit 1. The Parties further agree that reference to 3t3 cells shall mean only those 3t3 cells or banks that are Genzyme Raw Materials subject to the Agreement as further set forth in Exhibit 1.

5.	Article 1 - Scope of the Agreement. Article 1 is hereby stricken and replaced in its entirety by the amended Article 1 below:

“Article 1 - SCOPE OF THE AGREEMENT
For the duration of the Agreement, GENZYME undertakes to supply VERICEL with the Raw Materials as so requested by VERICEL and VERICEL undertakes to purchase from GENZYME its requirements of Raw Materials as determined in VERICEL’S sole discretion when purchasing from a third party supplier, subject to the terms and conditions herein set forth, provided, however, that as of May 30, 2015, GENZYME’s supply obligations are limited solely to the supply of 3T3 cells in accordance with the specifications set forth in Exhibit 1. Further, as of the First Amendment Effective Date, GENZYME undertakes to perform the Services as further identified below, subject to the terms and conditions herein set forth.”

6.	Article 2 - Supply. Article 2 is hereby stricken and replaced in its entirety by the amended Article 2 below:

“Article 2 - SUPPLY and SERVICES

2.1
Supply. The Genzyme Raw Materials delivered hereunder shall be manufactured in accordance with the applicable current Guidelines of Good Manufacturing Practices for Drugs (“cGMP”) and other applicable health authority regulations for therapeutic products as applicable to the Genzyme Raw Materials. At the time of delivery to VERICEL by Genzyme, the Genzyme Raw Materials shall have a shelf life of at least the time period specified for such Raw Materials on Exhibit 1, attached hereto and incorporated herein by reference.

Subject to Section 7.6 of the APA, promptly after final delivery of the 3t3 cells to VERICEL and its acceptance by VERICEL, GENZYME shall ship all remaining master cell banks and production cell banks for the 3t3 cells to VERICEL in two separate shipments as Transferred Assets. GENZYME shall ship these banks in liquid nitrogen and in accordance with the requisite storage conditions set forth in the SPECIFICATIONS for shipment of the current production cell banks. At any time up to and including the shipment of these banks, GENZYME shall provide VERICEL with copies of any documentation relating to the production or quality of, or produced in connection with, the supply the 3t3 cells, including, without limitation, standard operating procedures, manufacturing records and the microcarrier process, provided, however, that GENZYME shall have no obligation to provide proprietary documentation for Retained Intellectual Property that is not related to the production, quality or supply of the 3t3 cells.

The Parties hereby agree to the 3t3 cell production schedule as set forth below for 2016, subject to Section 3.1:

Run #	Activity	Dates	Quarter
1	3T3	15Feb - 15Mar	1Q2016
2	3T3	15Mar - 15Apr	1Q2016
3	3T3	01May - 01Jun	2Q2016
4	3T3	01Jun - 01Jul	3Q2016
5	3T3	01Aug - 01Sep	3Q2016
6	3T3	01Nov - 01Dec	4Q2016

2.2
Services. GENZYME will allow VERICEL Personnel access to GENZYME’s facility to wash vials (the “Services”) as further set forth, and in accordance with, the terms and conditions set forth in Exhibit 2, attached hereto and incorporated herein by reference.”

7.	Article 8, Liability, Insurance, Indemnity. The following sections in Article 8 are hereby amended as set forth below:

a.
Section 8.2: Clause B is hereby amended to “(B) EACH PARTY’S LIABILITY FOR DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OR NEGOTIATION HEREOF WILL NOT EXCEED THE AMOUNT OF THE INVOICE FOR THE SHIPMENT OF RAW MATERIALS OR PERFORMANCE OF SERVICES WITH RESPECT TO WHICH SUCH LOSSES, DAMAGES, LIABILITIES, OR EXPENSES AROSE.”

b.
Section 8.4: The sole sentence in Section 8.4 is hereby stricken and replaced by the following sentence: “Each Party shall promptly inform the other Party of any significant claims or threatened claims in connection with the Raw Materials or Services and shall consult with the other Party with respect to such claims or threatened claims.”

c.	Section 8.5: Section 8.5 is hereby stricken in its entirety and replaced by the following:

“VERICEL will indemnify, defend and hold harmless GENZYME and its officers, directors, agents, employees and Affiliates, from and against any and all Damages, including reasonable attorneys’ fees (collectively, “Losses”) arising out of, relating to or resulting from (a) VERICEL’s material breach of this Agreement, (b) VERICEL’s gross negligence or willful misconduct in connection with its receipt of Raw Materials pursuant to this Agreement (c) VERICEL’s use or GENZYME’s provision of Raw Materials supplied pursuant to this Agreement, except for those Losses for which GENZYME is obligated to indemnify, defend and hold harmless Service Recipient and its officers, directors, agents, employees and Affiliates pursuant to Section 8.6., (d) VERICEL’s gross negligence or willful misconduct in connection with its receipt of Services pursuant to this Agreement, including the extent to which VERICEL personnel participate in the Services, (e) with regard to Services only, VERICEL Personnel’s misuse of any of GENZYME’s systems or Services, (f) with regard to Services only, VERICEL Personnel’s disclosure or misuse of any of GENZYME’s Confidential Information, or (g) with regard to Services only, VERICEL

Personnel’s willful misconduct in connection with the use of GENZYME’s systems or Services or Confidential Information.

d.
Section 8.6 is hereby stricken in its entirety and replaced by the following: “GENZYME will indemnify, defend and hold harmless VERICEL and its officers, directors, agents, employees and Affiliates from and against any and all Losses arising out of, relating to or resulting from (a) GENZYME’s material breach of this Agreement or (b) GENZYME’s gross negligence or willful misconduct in the provision of Genzyme Raw Materials or Services pursuant to this Agreement, (c) any GENZYME Personnel’s willful misconduct in connection with providing the Services pursuant to this Agreement, or (d) any GENZYME Personnel’s disclosure or misuse of the VERICEL’s Confidential Information.”

8.
Section 10.1, Force Majeure. Section 10.1 is hereby deleted in its entirety and replaced by the following: “Each Party will be excused for any failure or delay in performing any of its obligations under this Agreement, other than the obligations of VERICEL to make payments to GENZYME for shipments of Raw Materials or previously-provided Services, if such failure or delay is caused by any act of God, any accident, explosion, fire, act of terrorism, storm, earthquake, flood, failure of common carrier, failure of third party manufacturer, strike, work stoppage, shortage of any raw materials or any components or any other circumstance or event outside of such Party’s reasonable control (a “Force Majeure”).”

9.	Section 11.1, Term. Section 11.1 is hereby stricken and replaced in its entirety by the following:

“11.1. Term. This Agreement and all of its terms and conditions shall become effective as of the Effective Date and shall remain in full force and effect until December 31, 2016.”

10.	Section 11.6, Survival. Section 11.6 is hereby amended to add “6.4 and” after the word “Section” and to replace “and Article 12” with “, Article 12 and Article 13”.

11.	Exhibit 2, Services. Exhibit 2, Services, attached hereto as Attachment A and incorporated herein by reference, is hereby appended to the end of the Agreement.
*     *     *
The rights and obligations of the Parties or any dispute arising out of this First Amendment will be interpreted, construed and enforced in accordance with the laws of the State of New York, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

This First Amendment will terminate in accordance with the terms set forth in the Agreement.

Except as set forth in this First Amendment, the terms of the Agreement shall remain in full force and effect; provided however, that in the event of a conflict between a term contained in this First Amendment and a term contained in the Agreement, the term contained in this First Amendment shall prevail.

[Signature page immediately follows.]

IN WITNESS WHEREOF, Genzyme and Vericel have caused this First Amendment to the Agreement to be executed by their duly authorized representatives as of the First Amendment Effective Date.

GENZYME CORPORATION                VERICEL CORPORATION

Signature:                        Signature:/s/ Gerard Michel
Name:                            Name: Gerard Michel

Title:                            Title: CFO

Date:                            Date:

Attachment A

EXHIBIT 2

SERVICES

1.
Control and Applicability. Except as otherwise expressly set forth in this Exhibit 2, the terms of the Agreement, as amended herein, shall apply to the Services as well as to the Raw Materials Supply, and will be construed to include the Services as well as the Raw Materials Supply. Articles 3, 4, 5, 6, and 7 do not apply to the Services, and therefore do not govern the terms and conditions between the Parties with respect to the Services.

2.	Services.

1.Performance of Services. GENZYME will continue to perform Services as historically provided under the Transition Services Agreement for the Carticel Product:

1.Subject to the commercially reasonable availability of the equipment necessary to perform the vial washing Services, GENZYME will perform the Services in accordance with GENZYME SOPs, at a rate of $323.54 per run.

2.Such Services will typically be performed quarterly, with annual demand of less than 6,000 vials per calendar year (“Annual Demand”), but may be more or less frequent and/or include more or fewer vials upon the mutual agreement between the Parties, such agreement not to be unreasonably withheld, provided, however, that at no time will GENZYME be required to give priority to the Services beyond the Annual Demand, which will be prorated in the event the Term of the Agreement does not coincide with the end of the calendar year.

3.It is the nature of these Services that VERICEL employees must actively participate in the vial washing process. VERICEL hereby agrees to ensure that all VERICEL Personnel will abide by GENZYME’s SOPs.

2.Service Levels. GENZYME will perform the Services in a manner consistent with the terms and conditions contained herein and in accordance with applicable laws, rules or regulations. In addition, in performing the Services, GENZYME will use a degree of care and diligence that is not materially less than the care and diligence exercised by GENZYME and its Affiliates when engaged in similar services or activities during the twelve (12) month period preceding the Execution Date with respect to the Business, and will use commercially reasonable efforts to deliver the Services in a manner consistent with GENZYME’s and its Affiliates’ past practices. GENZYME will use qualified GENZYME or Affiliate employees and/or contractors to perform the Services.

3.Additional Resources. In providing the Services, GENZYME will not be obligated to:

1.hire any additional employees;

2.	maintain the employment of any specific employee;

3.	purchase, lease or license any additional equipment or software; or

4.pay any costs related to the transfer or conversion of VERICEL’s data to VERICEL or any alternate supplier of Services.

4.Third-Party Consents. If any consent or waiver from any third party is needed in connection with GENZYME’s provision of the Services, GENZYME will be excused from performing such Service until such consent or waiver is obtained and will use commercially reasonable efforts to cooperate with VERICEL to obtain such licenses or approvals, provided that any payments to third party in connection with obtaining any such consent or waiver will be paid by VERICEL.

3.	Payment Terms.

3.1.    Charges for Services. VERICEL will pay GENZYME the charges as set forth in 2.1.1 of this Exhibit for each Service run as adjusted, from time to time, in accordance with Section 3.3 below.

3.2.    Expenses. VERICEL will, for each Service performed, reimburse GENZYME for any reasonable documented out-of-pocket expenses payable to third parties which are incurred by GENZYME or its Affiliates in connection with GENZYME’s provision of such Service (“Expenses”); provided that the Expenses will not include the allocation of any corporate overhead or similar expenses incurred by GENZYME or its Affiliates in connection with the performance of the Services. Within ten (10) days after the end of each calendar month during the Term, GENZYME will provide VERICEL with a report detailing the Expenses for such previous month. In addition, GENZYME will provide VERICEL with advance written notice of any single Expense or series of related Expenses expected to be in excess of $25,000.

1.Payment Terms. GENZYME will bill VERICEL monthly for all charges pursuant to this Agreement for the previous calendar month. Such invoices will contain reasonable detail of the Services provided and the charge therefor. VERICEL will pay GENZYME for all undisputed amounts due for Services provided hereunder within thirty (30) days from receipt of an invoice therefor. Late payments will bear interest at the lesser of twelve percent (12%) per annum or the maximum rate allowed by law. The Parties acknowledge and agree that failure to pay undisputed amounts due hereunder pursuant to the terms of this Agreement is a material breach and GENZYME may terminate this Agreement under Article 11 of the Agreement.

2.Disputed Amounts. Amounts due hereunder will not be offset by amounts due under any other agreement. Disputes related to any other agreement will not serve as grounds to delay obligations under this Agreement. In particular, VERICEL will not, and will cause its Affiliates to not, offset amounts owed to GENZYME or any Affiliate under this Agreement against amounts owed or allegedly owed by GENZYME or any Affiliate to VERICEL or any Affiliate under any circumstances, and VERICEL hereby irrevocably waives any such right on its own behalf and on behalf of each of its Affiliates.

4.	Transition Service Responsibilities.

1.Cooperation; Facilities; Access to Information. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation will include exchanging information relevant to the provision of Services hereunder, good faith efforts to mitigate problems with the work environment interfering with the Services, and each Party requiring its personnel to obey any security regulations and other published policies of the other Party while on the other Party’s premises. In addition, VERICEL will provide GENZYME with access to its facilities as is reasonably necessary for GENZYME to perform the Services it is obligated to provide hereunder, provide GENZYME with information and documentation reasonably necessary for GENZYME to perform the Services it is obligated to provide hereunder, and make available, as reasonably requested by GENZYME, reasonable access to resources and provide timely decisions in order that GENZYME may perform its obligations hereunder.

2.Savings Clause. To the extent VERICEL’s failure to discharge its obligations set forth in Section 4.1 above or elsewhere in the Agreement or this Exhibit impedes GENZYME’s ability to provide any Service or Additional Service hereunder, GENZYME will be excused from its obligation to provide such Services or Additional Services hereunder, provided, that GENZYME provides VERICEL with notice of VERICEL’s failure to meet such obligation promptly after GENZYME becomes aware of such failure.

5.	Intellectual Property

1.Existing Ownership Rights Unaffected. Except as expressly set out in this Section 5, neither Party will gain, by virtue of this Agreement, any rights of ownership or use of Copyrights, Patents, Trade Secrets, Trademarks or any other Intellectual Property owned by the other Party.

2.Trademarks. Neither Party is granted hereunder any ownership in or license to the Trademarks of the other Party.

3.Removal of Marks. Neither Party will remove any Copyright notices, proprietary markings, Trademarks or other indicia of ownership of the other Party from any materials of the other Party.

4.Ownership of Data and Intellectual Property. VERICEL will own all data and records created by VERICEL or any of its Affiliates related exclusively to the Business and generated in connection with the performance of the Services (the “Data”). GENZYME will and hereby does, without further consideration, assign (and will cause its Affiliates to assign) to VERICEL any and all right, title or interest that GENZYME or its Affiliates may possess in or to the Data. Upon VERICEL’s request, GENZYME will provide VERICEL with copies of the Data in the format in which such Data is generated.

6.	VERICEL Employee Acknowledgment of No Sanofi Employment Benefits

6.1    Notwithstanding anything else in the Agreement or Exhibit 2, only VERICEL employees (the “Cleared VERICEL Personnel”) who executed and delivered to the GENZYME an acknowledgment and waiver in the form attached hereto as Attachment B (or, as applicable, its prior version as set forth in the Transition Services Agreement) may receive, or benefit from, Services that involve access to the information services systems and applications of the GENZYME listed in this Exhibit 2, and GENZYME is under no obligation to provide any such Services to the extent any VERICEL employee other than the Cleared VERICEL Personnel would receive, or benefit from, such Services.

7.
Affiliate Performance. GENZYME may engage one or more Affiliates to perform all or any portion of GENZYME’s duties under this Agreement; provided that GENZYME remains liable for the performance of such Affiliates.

8.
No Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, GENZYME MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR AGAINST INFRINGEMENT PROVIDED, HOWEVER, THAT WITHOUT PREJUDICE TO ANY RIGHTS TO RELIEF IT MAY OTHERWISE HAVE, A PARTY MAY BE ENTITLED TO SEEK EQUITABLE RELIEF, INCLUDING INJUNCTION, WITHOUT HAVING TO POST A BOND, IN THE EVENT OF ANY MISUSE OR DISCLOSURE (EXCEPT AS PERMITTED AS SET FORTH IN SECTION 9.3) OF THE PARTY’S CONFIDENTIAL INFORMATION BY THE OTHER PARTY OR ITS (AS IT RESPECTIVELY APPLIES TO THE PARTY) SERVICE RECIPIENT PERSONNEL OR SERVICE PROVIDER PERSONNEL.

Attachment B

ACKNOWLEDGMENT AND WAIVER

I,    , an employee or a prospective employee of Vericel Corporation (f/k/a Aastrom Biosciences, Inc.) (“Vericel”), acknowledge that I may receive, or benefit from, temporary transitional services provided by Sanofi US Services Inc. and/or Genzyme Corporation and/or any of their affiliates (collectively “Sanofi”) to Vericel in connection with the sale of Sanofi’s cell therapy and regenerative medicine (CTRM) business to Vericel (the “Transaction”), which closed under the relevant asset purchase agreement on or around April 19, 2014 (the “Closing Date”). In the interest of clarity and consistent with the terms of the Employment Offer Letter I received from Vericel, I acknowledge that, as from the Closing Date, I am or will be an employee of Vericel and that I am not or will not be an employee of Sanofi. I understand and agree that, despite Sanofi’s provision of temporary transitional services to Vericel, my employer, Vericel, and not Sanofi, will be my employer after the Closing Date for all purposes, including employee benefits. I understand and agree that because, as from the Closing Date, I am or will be an employee of Vericel and not an employee of Sanofi, I am not and will not be entitled to and will not claim or assert any right to any compensation or benefits given by Sanofi to its regular employees, including (without limitation) under any retirement, severance, health and welfare or compensation plans. I understand and agree that this acknowledgment and waiver applies to and survives any period during which I perform services as an employee of Vericel, and will remain in effect even if it is determined that during any period in which I performed services for Vericel I was a “leased employee” or a “common law employee” of Sanofi. I acknowledge that I have carefully read and have voluntarily signed this acknowledgment and waiver and that I fully understand the final and binding effect of this acknowledgment and waiver.

This acknowledgment and waiver is issued for the benefit of Sanofi.

By:        Date:

Name
Printed:        Phone:

Address: